  Exhibit 10.35

TERM SHEET ON PROPOSED SUBSCRIPTION AND LOAN ARRANGEMENTS
AMONG
DSS SECURITIES INC.
AND
LIQUIDVALUE ASSET MANAGEMENT PTE LTD
AND
AMRE ASSET MANAGEMENT INC.
AND
AMERICAN MEDICAL REIT INC.

This term sheet sets out the legally binding terms for transactions among the Parties as defined hereunder (“Term Sheet”).

PARTIES
1)
DSS Securities Inc., a United States corporation, company no. ________________ having its office at 200 Canal View Blvd, Suite 300, Rochester, NY 14623 (hereinafter referred to as “DSSS”)

2)
LiquidValue Asset Management Pte Ltd, a Singapore corporation, company no. __________________ having its office at 7 Temasek Boulevard #29-01B, Suntec Tower One, Singapore 038987. (hereinafter referred to as “LVAM”)

3)
AMRE Asset Management Inc., a United States corporation, company no. ________________, having its office at 4800 Montgomery Lane Suite 210 Bethesda MD. (hereinafter referred to as “AAMI”)

4)
American Medical REIT Inc., a United States corporation, company no. _____________________, having its office at 4800 Montgomery Lane Suite 210 Bethesda MD. (hereinafter referred to as “AMRE”)

(DSS, LVAM, AAMI and AMRE shall each be known as a “Party”, and collectively the “Parties”.)

TRANSACTION OVERVIEW

WHEREAS

1.
LVAM currently holds all 1,000 issued ordinary shares outstanding of AAMI.

2.
DSSS shall subscribe for the new issuance of 5,250 ordinary shares of AAMI at a consideration of USD 0.01 per share. The total consideration for this transaction shall be USD 52.50 in return for 52.5% shareholdings in AAMI (the “Subscription”). (AAMI will concurrently issue 2,500 new shares to LVAM and 1,250 to AMRE Tennessee, LLC) AAMI warrants that the shares are free and clear of encumbrances. The transfer of such shares shall be completed simultaneously when USD 52.5 0 has paid to the bank account of AAMI.

3.
AMRE will issue a promissory note with a value of USD 800,000 which comes with detachable warrants (the “Note”)

4.
DSSS agrees to subscribe for the Note (the “Loan”). The details of the Loan are described below.

LOAN

Promissory Note

Amount: USD 800,000
Coupon Rate: 8.00% (Payable annually in arrears)
Tenure: 2 years
Transferable: Subject to approval from lender and borrower
Prepayment Right: AMRE shall be entitled to prepay the Loan in whole or in part, at any time and from time to time; provided, however, that AMRE shall give notice to DSSS of any such prepayment; and provided also, that any partial prepayment of the Loan shall be in denominations of not less than $10,000 per prepayment.
Option: DSSS has the option to lend AMRE up to an additional $800,000 (eight hundred thousand dollars) upon the same terms as this Note and with a grant of detachable warrants as outlined below. This option will be valid until the Note is fully paid.

Detachable Warrant

Number of Warrants: Original Loan Amount divided by the Warrant Exercise Price
Warrant Exercise Price: USD 5.00 or 50% of IPO Price (whichever lower)
Partial Exercise: Yes
Tenure: 4 years
Transferable: Yes
Warrant Exercise Price Adjustment: Should there be any corporate actions including but not limited to stock split or reverse stock split, the exercise price will be adjusted accordingly.

REPRESENTATION AND WARRANTIES

The Parties hereby represent and warrant that they have on behalf of their respective companies, the full legal rights and capacities to enter into this Term Sheet and to perform their respective obligations and that they are not in violation of any laws or any courts.

COUNTERPARTS

This Term Sheet and any amendments, if any, may be executed in counterparts (including by facsimile), each of which shall be an original with the same effect as if the signatures thereto and hereto were part of the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy or otherwise) to the other Parties.

RIGHT OF FIRST REFUSAL

For the Subscription exercise,

1)
In the event any Parties wishes to dispose any of its shares in AAMI (“Sale Shares”), the remaining party shall have a prior right to buy such Sale Shares on equivalent terms as offered for the Sale Shares or terms to be mutually agreed.

2)
Any offer to purchase the shares from any third party (“Outsider Party”) must include the condition that the Outsider Party agrees to become a party to this Term Sheet pursuant to the purchase of the shares.

TAG ALONG PROVISIONS

For the Subscription exercise,

In the event a Party (“Selling Party”) serves a selling notice in connection with an outsider offer (“Outsider Offer”) and if the remaining party (“Remaining Party”) wishes to sell his shares to the Outsider Party on the same terms and condition as contained in the Outsider Offer, then the Selling Party shall not be entitled to sell, transfer or otherwise dispose of the Offered Shares unless the Outsider Party purchases at the same time and on the same terms and condition all of the shares of the Remaining Party who so desires to sell.

CONFIDENTIALITY

Save for any disclosure, filing or report made to any government agency, regulatory body or exchange (including but not limited to the NYSE and SGX-ST), or disclosures made to accountants, advisors, legal counsel or consultants, each Party shall keep strictly confidential the negotiations relating to this transaction, the existence of this transaction and the contents of this Term Sheet and shall not disclose the name to any other person with the prior written consent of the other Parties.

BINDING EFFECT	This Term Sheet shall be legally binding and shall also be legally enforceable in accordance with its terms in any court of competent jurisdiction.
DEFINITIVE AGREEMENT

The Parties, if mutually agreeable and as soon as practicable and in any event, no later than three (3) months from date of signing of this Term Sheet, strive to obtain their respective directors and shareholders’ approvals; and relevant stock exchanges in which they are listed with, if required.

The Parties may elect not to enter into a Definitive Agreement, in which event, the terms and conditions in this Term Sheet shall prevail and have full effects as if a definitive agreement has been entered into.

COMPLETION

Completion shall take place within thirty (30) days from the date of signing of this Term Sheet and subject to both DSSS and LVAM having obtained approvals from their respective boards of directors and shareholders; and relevant stock exchanges in which they are listed with if required for the transactions contemplated herein.

COSTS AND EXPENSES	Each Party shall be responsible for its respective costs and expenses in relation to the preparation of this Term Sheet and Definitive Agreement, if any.
GOVERNING LAW AND DISPUTE RESOLUTION

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to such state's choice of law provisions which would require the application of the law of any other jurisdiction.

Dated: March 3, 2020

We hereby accept the above terms and conditions.

SIGNED BY:	SIGNED BY:

/s/ Frank Heuszel	/s/ Chan Heng Fai Ambrose
Name: FRANK HEUSZEL	Name: CHAN HENG FAI AMBROSE
Title: Chief Executive Officer	Title: Chief Executive Officer
For and on behalf of	For and on behalf of
DSS Securities Inc.	LiquidValue Asset Management Pte Ltd

/s/David Young	/s/ David Young
Name: DAVID YOUNG	Name: DAVID YOUNG
Title: Chief Executive Officer	Title: Chief Executive Officer
For and on behalf of	For and on behalf of
AMRE Asset Management Inc.	American Medical REIT Inc.

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